UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 28, 2009

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective November 20, 2008, the Board of Directors (the “Board”) of Toreador Resources Corporation (“Toreador”) adopted the Rights Agreement, between Toreador and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”) and declared a distribution of one right (a “Right”) for each share of Toreador common stock, par value $0.15625 per share. One Right attached to each outstanding share of Toreador common stock.

On January 28, 2009, in accordance with the terms of the Settlement Agreement among Toreador, Nanes Balkany Partners I LP, Nigel Lovett, John Mark McLaughlin, Julien Balkany, Craig M. McKenzie and Peter Hill, dated January 22, 2009, the Board agreed to the redemption of all outstanding Rights pursuant to the Rights Agreement. The redemption was effective on January 28, 2009, and holders of Rights have no further rights with respect to the Rights other than to receive a redemption payment of $0.001 per Right. The record date for the redemption payment is February 7, 2009.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.02 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by Toreador on January 30, 2009 regarding the redemption of the Rights under the Rights Agreement.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of Toreador, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: January 30, 2009

By:	/s/ Charles Campise

Charles Campise, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 30, 2009.